UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 9, 2005

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY 10022		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2005, American Independence Corp. issued a press release announcing net income for the third quarter and nine months ended September 30, 2005.  A copy of such release is furnished herewith as Exhibit 99.1.  All information hereunder shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

C.

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated November 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	November 9, 2005

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.

  CONTACT:  DAVID T. KETTIG

485 MADISON AVENUE

  (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022

  www.americanindependencecorp.com

NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

NET INCOME FOR THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005

New York, New York, November 9, 2005.  American Independence Corp. (NASDAQ: AMIC) today reported net income of $1.1 million ($.13 per share, diluted), net of a provision for income taxes of $.7 million, for the three months ended September 30, 2005 compared to $1.7 million ($.19 per share, diluted), net of a provision for income taxes of $1.0 million for the three months ended September 30, 2004.  The decrease in net income in the third quarter of 2005, as compared to the third quarter of 2004, is largely due to decreased MGU fee income resulting from lower production in 2005 and higher loss ratios in the quarter.  MGU production has been negatively impacted by stricter underwriting guidelines.  Revenues amounted to $21.2 million for the three months ended September 30, 2005, compared to revenues of $21.6 million for the three months ended September 30, 2004.  For as long as AMIC utilizes its net operating loss carryforwards, it will not pay any income taxes, except for Federal alternative minimum taxes and state income taxes.

AMIC also reported net income of $3.5 million ($.41 per share, diluted) for the nine months ended September 30, 2005 compared to $4.6 million ($.54 per share, diluted) for the nine months ended September 30, 2004. The decrease in net income for the nine months of 2005 as compared to 2004 is largely a result of higher loss ratios and lower MGU fee income from profit commissions due to higher loss ratios in prior treaty years.  Revenues amounted to $62.3 million for the nine months ended September 30, 2005, compared to revenues of $59.0 million for the nine months ended September 30, 2004, largely due to an increase in the percentage of premiums assumed from Independence Holding Company (NYSE:IHC).

On a non-GAAP basis, the Company's income from continuing operations excluding amortization and Federal income tax charge related to deferred taxes for the three months ended September 30, 2005 was $1.9 million ($.22 per share, diluted) as compared to $2.8 million ($.33 per share, diluted) for the three months ended September 30, 2004 and was relatively consistent with the first two quarters of 2005.  On a non-GAAP basis, the Company's income from continuing operations excluding amortization and federal income tax charge for the nine months ended September 30, 2005 was $6.0 million ($.70 per share, diluted) as compared to $7.9 million ($.93 per share, diluted) for the nine months ended September 30, 2004.

Roy T.K. Thung, Chief Executive Officer, commented, "Our 2005 results continue to be adversely affected by the generally “soft” Medical Stop-Loss market, which has resulted in higher loss ratios and caused us to tighten our underwriting guidelines which in turn generated lower production.  On a more positive note, despite these market conditions, the Company was able to increase our total premiums due to assuming a higher percentage of Medical Stop-Loss and assuming new lines of business from IHC. The Company will also benefit, as a reinsurer, from the new appointment of MGU’s recently announced by IHC and when and if the Medical Stop-Loss market hardens.  Furthermore, Independence American continues to advance towards its goal of becoming an issuing carrier by adding additional state licenses (currently 37 jurisdictions) and filing its health products in these states.  AMIC remains quite profitable and we are hopeful that our underwriting discipline and increase in premiums will produce greater profits for Independence American and higher profit commissions for the MGUs in future years.”

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.  Operating results reported on a non-GAAP basis exclude non-cash charges related to the amortization of intangible assets recorded in purchase accounting and the Federal income tax charge related to deferred taxes.  AMIC is a holding company principally engaged in the health insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements that are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC’s filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

 THIRD QUARTER REPORT

SEPTEMBER 30, 2005

(in Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Premiums earned	$16,959	$16,581	$49,309	$43,753
MGU fee income	3,546	4,275	10,890	13,164
Net Investment income	624	597	1,754	1,702
Net realized gains	36	89	250	345
Other income	14	37	106	47

Revenues	21,179	21,579	62,309	59,011

Insurance benefits, claims and reserves	11,584	10,731	31,760	28,074
Selling and general expenses	7,315	7,484	23,423	21,336
Amortization and depreciation	275	431	825	1,234
Other expenses	195	270	605	870

Expenses	19,369	18,916	56,613	51,514

Income from continuing operations before income tax	1,810	2,663	5,696	7,497
Provision for income tax	678	1,001	2,149	2,912

Income from continuing operations	1,132	1,662	3,547	4,585
(Loss) income from discontinued operations, net of income tax	(59)	-	(59)	10

Net income	$1,073	$1,662	$3,488	$4,595

Basic Income Per Common Share:
Income from continuing operations	$.14	$.20	$.42	$.54
(Loss) income from discontinued operations	(.01)	-	(.01)	-

Net income	$.13	$.20	$.41	$.54

Weighted average basic common shares	8,451	8,436	8,447	8,432

Diluted Income Per Common Share:
Income from continuing operations	$.14	$.19	$.42	$.54
(Loss) income from discontinued operations	(.01)	-	(.01)	-

Net income	$.13	$.19	$.41	$.54

Weighted average diluted common shares	8,530	8,540	8,529	8,533

As of September 30, 2005, there were 8,451,223 common shares outstanding, net of treasury shares.

RECONCILIATION of GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Income from continuing operations	$1,132	$1,662	$3,547	$4,585
Amortization of intangible assets related to purchase
accounting	202	334	607	992
Federal income tax charge related to deferred taxes	577	842	1,833	2,326

Income from continuing operations excluding
amortization and federal income tax charge	$1,911	$2,838	$5,987	$7,903

Non - GAAP Basic Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.23	$.34	$.71	$.94

Non - GAAP Diluted Income Per Common Share:
Income from continuing operations excluding
amortization and federal income tax charge	$.22	$.33	$.70	$.93